UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2013

DISCOVERY GOLD CORPORATION
 (Exact name of Company as specified in its charter)

Nevada	000-54709	27-2616571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2460 WEST 26TH AVENUE, SUITE 380C DENVER, CO 80211 (Address of principal executive offices) (855) 450-9700 (Company’s Telephone Number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On July 19, 2013, Discovery Gold Corporation, a Nevada corporation (the “Company”) and Steven Ross entered into a Loan Conversion Agreement pursuant to which the parties agreed to convert loans from Steven Ross in an aggregate amount of $30,000 plus the accrued interest of $1,134.25 into 7,783,562 restricted shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and a eighteen-month warrant to purchase 3,750,000 shares of Common Stock at an exercise price of $0.02 per share.

On July 19, 2013, the Company entered into a subscription agreement with Steven Ross whereby it sold 12,500,000 units (the “Units”) of its securities for $50,000. Each of the Units was sold at a purchase price of $0.004 per Unit. Each Unit consists of (i) one share of Common Stock and  (ii) one warrant to purchase 0.5 share of Common Stock at a per share exercise price of $0.02.

The warrants issued in the transactions described above may be exercised until the eighteenth month anniversary of their issuance at a cash exercise price of $0.02 per share, subject to certain adjustment. The Company is prohibited from effecting the exercise of the warrants to the extent that, as a result of such exercise, the holder beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice, 9.99%) in the aggregate of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the exercise of the warrants.

The foregoing transactions were duly approved by the Board of Directors of the Company. The issuance of Common Stock and warrants in the aforementioned transactions was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan Conversion Agreement dated July 19, 2013, by and between the Company and Steven Ross
10.2	Subscription Agreement dated July 19, 2013, by and between the Company and Steven Ross

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY GOLD CORPORATION

Date: August 13, 2013	By: /s/ Stephen E. Flechner
Stephen E. Flechner
Chief Executive Officer